EXECUTION VERSION SEPARATION AGREEMENT AND GENERAL RELEASE This Separation Agreement and General Release (the “Agreement”) is made by and between Jason Dubinsky and his heirs, agents, and assigns (hereinafter, “Employee”) and Morningstar, Inc. and its affiliates, directors, officers, employees, agents, successors, and assigns (hereinafter, the “Company”). In consideration of the mutual promises contained herein, the parties agree to the following terms: 1. Separation. Employee’s employment with the Company shall terminate effective December 31, 2024 (the “Separation Date”) and as of the Separation Date, Employee will cease to hold any position or office with the Company or any of its subsidiaries or affiliates. Employee acknowledges that his right to compensation and benefits from the Company will terminate on the Separation Date, except as specifically set forth in this Agreement, except as vested under the terms of any employee benefit plan in which Employee is a participant, and except as required by law. Until the Separation Date, Employee shall be entitled to continue to participate in all compensation and employee benefit plans of the Company, and shall receive any awards that would have been granted before the Separation Date irrespective of this Agreement, including any equity incentive award grants. If the Employee is entitled to any benefit under the current terms and conditions of any employee benefit plan of the Company that is accrued and vested on the Separation Date and that is not expressly referred to in this Agreement, such benefit shall be provided to the Employee in accordance with the terms and conditions of such employee benefit plan. 2. Waiver and Release. In exchange for the payments and benefits described herein, Employee waives and releases all claims and causes of action he may have, whether known or unknown, through the date he signs this Agreement, including but not limited to any claims against the Company arising out of his employment or separation from employment (“Claims”). This includes, but is not limited to, all claims and causes of action alleging that the Company has: a. violated public policy, the Company’s personnel policies, handbooks or any contract of employment; b. has defamed Employee, invaded his privacy, inflicted emotional distress upon him, or committed any other violation of state common law; c. has discriminated against Employee on the basis of any characteristic protected by law or otherwise violated his rights, including any right arising under the federal Age Discrimination in Employment Act, Title VII of the Civil Rights Act, the Equal Pay Act, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Illinois Biometric Information Privacy Act, any state or local anti-discrimination law, or any other

2 federal, state, or local law, regulation, or ordinance, to the extent allowed by law. This release shall not apply to: the Company’s obligations to provide the vested rights under the terms of any employee benefit plan in which Employee is a participant; payments under Section 6 of this Agreement; Employee’s right to indemnification under any applicable indemnification agreement with the Company or under any applicable insurance policy with respect to Employee’s liability as an employee, officer or director of the Company; Employee’s right to assert claims for workers’ compensation or unemployment benefits; Employee’s right to bring to the attention of the Equal Employment Opportunity Commission (“EEOC”) claims of discrimination (provided, however, that Employee releases his right to secure any damages including without limitation any monetary relief for alleged discriminatory treatment); any right to communicate directly with, cooperate with, or provide information to, any Regulator (as defined below); and any right to file an unfair labor practice charge under the National Labor Relations Act. 3. Employee Acknowledgements. Employee further acknowledges that: a. He is entering into this Agreement knowingly and voluntarily; b. He has been advised by the Company to consult an attorney; c. He has been offered 21 days from the date he received this Agreement to consider whether to sign it; and d. In the event of any changes to this Agreement, whether or not material, he waives the restarting of the 21-day period. 4. Revocation. After Employee signs this Agreement, he will have seven (7) days to revoke it. If Employee chooses to revoke this Agreement, he must deliver a written revocation to the Company representative indicated below within seven (7) days after he signs it. This Agreement will become effective upon the expiration of that revocation period. 5. Reaffirmation. As a condition to receiving the payments and benefits set forth in Section 6 of this Agreement (the “Separation Benefits”), Employee hereby agrees to re-affirm the waiver and release of claims set forth in Section 2 of this Agreement on the Termination Date by executing and returning Schedule A hereto to the Company representative indicated below, to cover any claims arising after the date of Employee’s execution of this Agreement through and including the Termination Date (the “Release Reaffirmation”). Employee may revoke the Release Reaffirmation in writing within the seven (7) day period commencing on the date Employee executes and delivers the Release Reaffirmation to the Company. For the avoidance of doubt, any such revocation will revoke only the Release Reaffirmation made pursuant to this Section 5 and will not revoke Employee’s original execution of this Agreement and the release included in Section 2. If Employee revokes the Release Reaffirmation, Employee’s right to receive the Separation Benefits will be null and void and any payments will be forfeited in their entirety.

3 6. Payments and Benefits. In consideration of the promises and releases set forth in this Agreement, subject to Employee’s timely execution and non-revocation of this Agreement, including the general release of claims included in Section 2 and the Reaffirmation pursuant to Section 5, and Employee’s continued compliance with this Agreement, including the restrictive covenants as set forth in Sections 9, 10 and 11), the Company has agreed to provide payments and benefits to Employee, as follows: a. The Company agrees to pay Employee a bonus for 2024 at 100% of Employee’s bonus target multiplied by the Company bonus-funding rate, at the same time that bonuses are paid to active employees in 2025, and in any event no later than March 15, 2025. Usual and customary payroll withholdings will be made from this payment. b. The Company agrees to pay Employee an aggregate gross amount equal to $475,000, payable in a lump sum on the last payroll date in December 2024, subject to usual and customary payroll withholdings. c. The Company agrees that Employee’s unvested Restricted Stock Units (RSU), Market Stock Units (MSU) and Performance Stock Units (PSU) (the “Retained Units”), if applicable, shall not terminate as a result of the termination of Employee’s employment with the Company and shall continue to vest and settle as if Employee had remained employed. Specifically, Employee’s RSU Retained Units will immediately vest and will be released to Employee on the dates that they would have been released had he remained employed, provided that such release shall occur in the calendar year in which the RSU Retained Units would have otherwise vested without regard to any language in the applicable award agreement that would allow for settlement before March 15 of the calendar year following vesting. Employee’s MSU and PSU Retained Units, if applicable, will remain outstanding and the number of such units Employee earns will vest and be released to Employee after the end of the performance period and based on the final performance and corresponding payout factor as they would have if Employee had remained employed, without giving effect to any proration described in the applicable grant document. The Company will provide Employee with information regarding performance and payments calculations for the MSU and PSU Retained Units at the same time as such information is provided to active employees. d. Provided that Employee timely elects to receive continued coverage under the Company’s group medical and dental plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA”), Employee agrees to pay the employee portion of the insurance premiums in effect at the time payment is due and the Company agrees to pay the employer portion of the insurance premiums for a period of twelve (12) months following the Separation Date. The Company shall provide Employee with a COBRA election notice with sufficient time for Employee to sign and return such form prior to December 31, 2024. e. Employee acknowledges that the payments and benefits set forth above exceed

4 that to which he would otherwise be entitled upon separation of employment from the Company. 7. No Admission. Employee agrees that this Agreement does not constitute any admission of fault, responsibility, or liability on the part of the Company. 8. Company Property. Employee agrees that he has returned all Company property to the Company, on or before the Separation Date. 9. Non-Disparagement. Employee agrees not to defame or disparage, either orally or in writing, the Company, any of its past or present officers, directors, employees, or advisors, or any of its products and services. The Company agrees to use its reasonable best efforts to prevent its officers from defaming or disparaging Employee, either orally or in writing, and further agrees not to issue or authorize any communication to defame or disparage Employee. 10. Confidential Information. Employee acknowledges and agrees that, during the course of his employment with the Company, he has come into contact with and become aware of certain confidential information and/or trade secrets of the Company and its customers. a. Consequently, Employee covenants and agrees that he will not, directly or indirectly, use or disclose to any person or entity, any confidential information or trade secrets of the Company, or any customer of the Company, without prior written authorization of the Company, before, on, or after the Separation Date. b. For purposes of this Agreement, “confidential information” shall mean the following, whether or not in written form or marked “Confidential,” whether developed by the Company or others, which relate to the Company’s business, operations, research, developments, products or activities and which are not otherwise generally available to the public: (i) proprietary or technical data, know-how, trade secrets, inventions, processes, designs, specifications, models, plans, diagrams, reports, drawings, and patterns; (ii) personnel, purchasing, financial, marketing, distribution and other information; (iii) customer lists and other customer relations information; and (iv) personnel and employment matters relating to the Company’s employees. 11. Additional Restrictive Covenants. a. Unless mutually agreed by the Company and Employee, during the period commencing on the Separation Date and ending on the twelve (12) month anniversary of the Separation Date (the “Restricted Period”), Employee shall not, directly or indirectly, (i) engage in, consult with, be employed by or otherwise

5 participate in a Competitive Business (as defined below), (ii) have an interest, including as an owner, parent, stockholder, officer, employee, director, agent or consultant, in any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a governmental authority (“Person”) that engages, directly or indirectly, in a Competitive Business, or (iii) interfere in any respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers, manufacturers, distributors or suppliers of the Company, provided, however, that this provision shall not prevent Employee from investing, directly or indirectly, as a less-than-one-percent (1%) stockholder in the securities of any company listed on a national securities exchange or quoted on an automated quotation system. For purposes hereof, “Competitive Business” means any business that is directly competitive with the business as operated by the Company and its subsidiaries for the 12-month period immediately preceding the Separation Date. b. During the Restricted Period, Employee shall not directly or indirectly, hire or solicit, directly or indirectly, any person who is employed by the Company, or otherwise provides personal services to the Company to (i) terminate his or employment with or reduce the time or services provided to the Company, or (ii) accept employment or provide personal services to any other person or entity. Notwithstanding the foregoing, a general advertisement in a publication of general or industry-wide circulation, or posting on a website of a third person or an internet job opportunities’ website or service seeking employees or service providers that is not directed to any specific individual or individuals, will not alone violate this provision. 12. Protected Rights. Nothing in this Agreement restricts, prevents, prohibits or limits Employee from initiating communications directly with, responding to any inquiries from, volunteering information to, providing testimony before, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, to the maximum extent permitted by law, Employee is waiving his right to receive any individual monetary relief from the Company resulting from any of the Claims released hereunder, regardless of whether Employee or another party has filed them, and in the event Employee obtains such monetary relief the Company will be entitled to an offset for the payments made pursuant to this Agreement. This Agreement does not limit Employee’s right to exercise his rights under Section 7 of the National Labor Relations Act or to receive an award from any Regulator that provides awards for providing information relating to a potential violation of law. Employee does not need the prior authorization of the Company to engage in conduct protected by this paragraph, and Employee does not need to notify the Company that he has engaged in such conduct. Pursuant to the Defend

6 Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. In addition, if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose a trade secret to his attorney and use the trade secret information in the court proceeding provided Employee files any document containing the trade secret under seal and do not disclose the trade secret except pursuant to court order. 13. Section 409A. All amounts payable under this Agreement are intended to comply with the “short term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), specified in Treas. Reg. § 1.409A-1(b)(4) (or any successor provision) or the “separation pay plan” exception specified in Treas. Reg. § 1.409A-1(b)(9) (or any successor provision), or both of them, and shall be interpreted in a manner consistent with the applicable exceptions. Notwithstanding the foregoing, to the extent that any amount or benefit under this Agreement is subject to Section 409A, this Agreement shall be interpreted and administered in such a way as to comply with Section 409A to the maximum extent possible. Each installment payment of compensation under this Agreement shall be treated as a separate payment of compensation for purposes of applying Section 409A. If payment of any amount subject to Section 409A is triggered by a separation from service that occurs while Employee is a “specified employee” (as defined by Section 409A) with the Company, and if the amount is scheduled to be paid within six (6) months after Employee’s separation from service, the amount shall accrue without interest and shall instead be paid on the first payroll date after the end of the six- month period. Nothing in this Agreement shall be construed as a guarantee of any particular tax treatment to Employee. Employee shall be solely responsible for the tax consequences with respect to all amounts payable under this Agreement, and in no event shall the Company have any responsibility or liability if this Agreement does not meet any applicable requirements of Section 409A. 14. Employee Cooperation. Employee further agrees that he will cooperate with the Company in matters in which he was involved while employed, if requested by the Company to do so and as reasonably necessary and taking into account Employee’s prior commitments. Employee shall be reimbursed for any out of pocket expenses incurred in connection with such cooperation, including any reasonable attorney’s fees (which, for the avoidance of doubt, shall not include any attorneys’ fees incurred by Employee in connection with the entry into this Agreement). 15. Reimbursement. The Company shall reimburse Employee for reasonable out-of-pocket business expenses incurred by Employee prior to the Separation Date in accordance with the Company’s expense reimbursement policies. 16. Severability. The parties agree that if any part of this Agreement is found to be illegal or invalid, the remainder of the Agreement will be enforceable.

7 17. Entire Agreement. This Agreement comprises the entire agreement between Employee and the Company and cancels all previous negotiations and agreements in connection with the subject matter of this Agreement. This Agreement may not be modified or supplemented except in writing and signed by Employee and the Company’s Chief People and Culture Officer. 18. Choice of Law and Venue. The provisions of this Agreement shall be governed by the laws of the State of Illinois. Any proceeding to enforce the terms of this Agreement shall be brought in a court of competent jurisdiction located in Cook County, Illinois

8 The undersigned state that they have carefully read this Agreement, that they know and understand its terms, and that they sign it freely. /s/ Jason Dubinsky 03-Dec-2024 Jason Dubinsky Date FOR THE COMPANY: /s/ Marie Trzupek-Lynch 04-Dec-2024 Marie Trzupek-Lynch, Chief People Officer Date

9 EXHIBIT A RELEASE REAFFIRMATION The releases and waivers contained in Section 2 of that certain Separation Agreement and General Release dated as of December 3, 2024 between the undersigned and Morningstar, Inc. are hereby ratified and confirmed with respect to any claims, acts or omissions through the date listed below. ACCEPTED AND AGREED: Jason Dubinsky Date: December 31, 2024